UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2018

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1175 Peachtree Street NE, 10th Floor

Atlanta, GA 30361

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 446-2052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

On November 13, 2018, the Board of Directors (the “Board”) of Streamline Health Solutions, Inc. (the “Company”) set the date of the Company’s 2018 Annual Meeting of Stockholders for January 29, 2019 (the “2018 Annual Meeting”). The Board fixed the close of business on December 17, 2018 as the record date for the 2018 Annual Meeting.

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting must ensure that such proposal is received by the Company no later than the close of business on November 26, 2018. Any such proposals must be received by such deadline at the Company’s principal executive offices at 1175 Peachtree Street NE, 10th Floor, Atlanta, Georgia 30361, Attention: Corporate Secretary.

Further, in accordance with the requirements for advance notice in the Company’s Bylaws for director nominations or other business to be brought before the 2018 Annual Meeting by a stockholder, written notice must be received by the Company’s Corporate Secretary no later than the close of business on November 26, 2018. Any such notice must comply with and contain all of the information required by the Company’s Bylaws. A copy of the Company’s Bylaws is filed as Exhibit 3.2 to the Company’s Form 10-K filed with the Securities and Exchange Commission on April 25, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date:	November 16, 2018	By:	/s/ David W. Sides
		Name:	David W. Sides
		Title:	Chief Executive Officer